Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of August 1996
Distribution Date of September 16, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $387,147,305.22
Beginning Pool Factor                       0.7374916

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $18,485,048.58
  Interest Collected                    $3,305,742.33

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $420,683.88
Total Additional Deposits                 $420,683.88
Repos/Chargeoffs                        $1,159,529.59
Aggregate Number of Notes Charged Off              76

Total Available Funds                  $21,798,015.48
Ending Pool Balance                   $367,916,186.36
Ending Pool Factor                          0.7008575

Servicing Fee                             $322,622.75

Repayment of Servicer Advances            $413,459.31

Reserve Account:
  Beginning Balance                    $21,384,227.87
  Target Percentage                              5.50%
  Target Balance                       $20,235,390.25
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                    $(1,148,837.62)
  Ending Balance                       $20,235,390.25

                                            Dollars      Notes
Delinquencies:
  Installments:
     1-30 days                           2,555,323.01    1,583
    31-60 days                             490,190.00      358
    60+ days                               114,045.38       75

    Total                                3,159,558.39    1,591

  Balances:
    60+ days                             2,830,048.63       75

Memo Item - Reserve Account
  Prior Month                          $21,293,101.79
  + Invest. Income                          91,126.08
  - Transfer to Collections Account              0.00
    Beginning Balance                  $21,384,227.87

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of August 1996

                                                                    NOTES

                                  TOTAL         CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:         $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                              0.00%          100.00%            0.00%           0.00%
 Coupon                                               5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance      $387,147,305.22
Ending Pool Balance         $367,916,186.36
Collected Principal          $18,071,589.27
Collected Interest            $3,305,742.33
Charge-Offs                   $1,159,529.59
Liquidation Proceeds/Recoveries $420,683.88
Servicing                       $322,622.75
Cash Transfer from Reserve Acct       $0.00
  Total Collections Available
    for Debt Service         $21,475,392.73

Beginning Balance           $387,147,305.22           $0.00    $84,447,305.22  $284,325,000.00  $18,375,000.00

Interest Due                  $1,946,729.79           $0.00       $418,014.16    $1,433,471.88      $95,243.75
Interest Paid                 $1,946,729.79           $0.00       $418,014.16    $1,433,471.88      $95,243.75
Principal Due                $19,231,118.86           $0.00    $19,231,118.86            $0.00           $0.00
Principal Paid               $19,231,118.86           $0.00    $19,231,118.86            $0.00           $0.00

Ending Balance              $367,916,186.36           $0.00    $65,216,186.36  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.0000            0.6522           1.0000          1.0000

Total Distributions          $21,177,848.65           $0.00    $19,649,133.02    $1,433,471.88      $95,243.75

Interest Shortfall                    $0.00           $0.00             $0.00            $0.00           $0.00
Principal Shortfall                   $0.00           $0.00             $0.00            $0.00           $0.00
 Total Shortfall
     (required from Reserve)          $0.00           $0.00             $0.00            $0.00           $0.00

Excess Servicing                $297,544.08

Beginning Reserve Account
                     Balance  $21,384,227.87
(Release)/Draw                ($1,148,837.62)
Ending Reserve Account
                     Balance  $20,235,390.25

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of August 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5                4                3                2                1
                              Apr 1996         May 1996        June 1996        July 1996         Aug 1996
Beg. Pool Balance        $448,919,029.43  $427,599,756.31  $413,855,776.79  $399,032,989.92  $387,147,305.22

A) Loss Trigger:
Principal of Contracts
  Charged off                $547,772.76    $1,056,671.00      $623,419.70      $640,970.27    $1,159,529.59
Recoveries                   $311,075.62      $960,461.38      $631,845.68      $822,669.29      $420,683.88

Total Charged off
  (Months 5,4,3)           $2,227,863.46
Total Recoveries
  (Months 3,2,1)            1,875,198.85
Net Loss/(Recoveries)
  for 3 Mos.                 $352,664.61(a)

Total Balance
  (Months 5,4,3)       $1,290,374,562.53(b)

Loss Ratio [(a/b)(12)]           0.3280%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $4,908,940.56   $11,360,063.71  $2,830,048.63
  As % of Beginning
     Pool Balance                                                 1.18615%         2.84690%       0.73100%
  Three Month Average                                             0.84958%         1.53459%       1.58802%

Trigger:
  Is Average> 2.0%                   No


Navistar Financial Corporation


by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer